Exhibit T3A.1

CERTIFICATE OF INCORPORATION

OF

CEDC FINANCE CORPORATION INTERNATIONAL, INC.

THE UNDERSIGNED, in order to form a corporation (hereinafter referred to as the (“Corporation”) for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1. The name of the Corporation is CEDC Finance Corporation International, Inc.

2. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business and the purpose to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, $0.01 par value per shares (the “Common Stock”).

Shares of the Common Stock may be issued from time to time as the Board of Directors of the Corporation (the “Board”) shall determine and on such terms and for such consideration as shall be fixed by the Board. The amount of the authorized Common Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote.

5. The name and mailing address of the sole incorporator of the Corporation is as follows:

Nicholas L. Geller Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019

6. Elections of directors need not be by written ballot unless required by By-Laws of the Corporation. Any director may be removed from office other with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote, given in accordance with DGCL, Section 228.

7. In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend and repeat from time to time the By-Laws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-Laws made by the Board.

8. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph (8) shall be prospective only and shall not adverly affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occuring prior to, the effective date of such repeal or modification.

9. The Corporate shall, to the fullest external permitted by the provision of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilites, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity which holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall insure to the benefit of the heirs, executors and administration of such a person.

[Signature Page Follows]

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the provisions of the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have executed this Certificate of Incorporation this 5th day of November, 2009.

/s/ Nicholas L. Geller
Nicholas L. Geller Sole Incorporator

[Signature Page to be Certificate of Incorporation of CEDC issues Corporate International Inc.]

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